UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2006

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6250 LBJ Freeway
Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2006, Tuesday Morning Corporation (the “Company”) received notice from Loren K. Jensen, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, of his intent to resign from the Company.  Mr. Jensen’s resignation will be effective May 24, 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2006, the Board of Directors of the Company (the “Board”) approved the First Amendment to the Amended and Restated By-laws of the Company (the “First Amendment”).  The First Amendment adds a new Article II, Section 12 that provides for how meetings of the stockholders will be conducted.  The First Amendment also adds a new Article III, Section 13 that delineates the duties of the Chairman of the Board.  Article IV, Section 6 was amended as part of the First Amendment to allow the Chairman of the Board or the President to preside at all meetings of the stockholders and the Board at which he or she is present.  Previously, the President was required to preside at all meetings of the stockholders and the Board at which he or she was present.  Article IV, Section 8 was also amended to require either the secretary or an assistant secretary to attend and record the proceedings at all meetings of the stockholders, the Board and committees thereof.  Previously, the Secretary was required to attend all meetings of the stockholders, the Board and committees thereof and to record the proceedings, unless absent or disabled.  The foregoing summary of the First Amendment is qualified in its entirety by reference to the text of the First Amendment, a copy of which is attached as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 16, 2006, the Board amended and restated the Company’s Code of Ethics for Senior Financial Officers (the “Code of Ethics”), which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and the Company’s Code of Conduct (the “Code of Conduct”), which applies to all officers, employees and members of the Board.  The description of the amendments to the Code of Ethics and the Code of Conduct that are briefly described below are qualified in their entirety by reference to the amended Code of Ethics, which is filed as Exhibit 14.1 to this Report, and the amended Code of Conduct, which is filed as Exhibit 14.2 to this Report.  Exhibits 14.1 and 14.2 are incorporated herein by reference.  The amended Code of Ethics and Code of Conduct will also be posted on the corporate governance page of the Company’s website at www.tuesdaymorning.com/investors/investors.asp.

The Company believes that the amendments to the Code of Ethics are merely technical, administrative or non-substantive amendments.  In addition, the revisions to the Code of Ethics do not result in any waiver, explicit or implicit, from any provision of the Code of Ethics as in effect prior to the Board’s action to amend and restate the Code of Ethics.

The amendments to the Code of Conduct are as following:  (1) expansion of the responsibilities of officers and employees regarding full, fair, accurate, timely and understandable disclosure in the materials filed with the U.S. Securities and Exchange Commission and other public communications; (2) the addition of a provision regarding waivers of the Code of Conduct; (3) the addition of a provision related to the reporting of illegal or unethical behavior; and (4) certain other technical, administrative or non-substantive amendments.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
3.1	First Amendment to the Amended and Restated By-laws
14.1	Tuesday Morning Corporation Code of Ethics for Senior Financial Officers (updated May 16, 2006)
14.2	Tuesday Morning Corporation Code of Conduct (updated May 16, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: May 18, 2006	By:	/s/ Loren K. Jensen
Loren K. Jensen
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	First Amendment to the Amended and Restated By-laws
14.1	Tuesday Morning Corporation Code of Ethics for Senior Financial Officers (updated May 16, 2006)
14.2	Tuesday Morning Corporation Code of Conduct (updated May 16, 2006)